Second Quarter 2023 Earnings Results July 25, 2023

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Second quarter sales were $2,217 million, up seven percent compared to last year.
•Second quarter reported diluted earnings per share from continuing operations was $2.32, down one percent versus last year; adjusted diluted earnings per share from continuing operations was $2.42, flat versus last year.
•Primary sales drivers were favorable ship volumes, product mix and net pricing partially offset by higher finance interest.
•Market share gains in Off Road, On Road and Marine segments.
•Powersports retail sales for the quarter were up 14 percent versus last year driven by a more than 50 percent increase in On Road, as well as double-digit percentage growth in Off Road.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ending June 30, 2023	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,216.6	7%	$2,216.6	7%
Gross profit margin	22.8%	-22 bps	22.8%	-21 bps
Total operating expenses	$329.6	13%
Net income from continuing operations attributable to Polaris	$134.3	(5)%	$139.6	(5)%
Net income from continuing operations attributable to Polaris margin	6.1%	-82 bps
Adjusted EBITDA Margin*			12.0%	-38 bps
Diluted EPS from continuing operations attributable to Polaris	$2.32	(1)%	$2.42	—%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
The Polaris team continued to execute on our 2023 plans with this quarter’s performance being a strong reflection of our ongoing focus and dedication. Improved demand and industry-leading products drove retail growth across our Off Road and On Road segments in the quarter, including a 50 percent increase in On Road retail sales compared to the prior year. Marine sales declined amidst a softer pontoon industry, but the team worked hard to gain modest share in the quarter. We are raising our full-year sales guidance given the strong performance in the first half of the year in Off Road, which is somewhat offset by a decrease in our Marine guidance given a weaker outlook on the industry. As I look into the back half of the year, I'm confident in the Polaris Team's ability to continue delivering a steady drumbeat of incredible products for our customers and dealers, while driving growth and long-term value for shareholders.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (July 25, 2023) - Polaris Inc. (NYSE: PII) (the "Company") today released second quarter 2023 results. The Company reported worldwide sales of $2,217 million, up seven percent versus the second quarter of 2022. North America sales of $1,883 million represented 85 percent of total company sales and increased eight percent from $1,748 million in 2022. International sales of $333 million represented 15 percent of total company sales and increased six percent versus the second quarter of 2022. Total Company sales growth in the second quarter of 2023 was driven by higher shipment volumes, primarily driven by Off Road and Indian Motorcycle, as well as favorable net pricing.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Second Quarter 2023 Earnings Results
As reported, second quarter net income from continuing operations attributable to Polaris of $134 million decreased five percent and diluted earnings per share from continuing operations ("EPS") of $2.32 decreased one percent compared to the second quarter of 2022. Adjusted net income from continuing operations attributable to Polaris for the quarter was $140 million, down five percent, and adjusted EPS was flat at $2.42, in each case as compared to the second quarter of 2022.

Gross profit margin decreased 22 basis points to 22.8 percent for the second quarter. Adjusted gross profit margin of 22.8 percent decreased 21 basis points primarily driven by higher finance interest and warranty costs, as well as foreign exchange headwinds, partially offset by favorable net pricing.

Operating expenses were $330 million in the second quarter of 2023 compared to $292 million in the second quarter of 2022 due to higher marketing, general and administrative expenses, as well as higher R&D expenses. Operating expenses, as a percentage of sales, of 14.9 percent were up 74 basis points in the second quarter of 2023 compared to the second quarter of 2022.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022	Change
Off Road	$1,631.4	$1,490.4	9%	22.4%	23.8%	-135 bps
On Road	$361.6	$299.4	21%	22.6%	17.8%	+480 bps
Marine	$223.6	$273.0	(18)%	25.7%	24.4%	+130 bps

Off Road segment results were primarily driven by these factors:

•Sales were driven by higher volume partially offset by higher finance interest.
•Parts, Garments and Accessories (PG&A) sales increased 17 percent.
•Gross profit margin performance was driven by increased warranty costs and lower margin product mix.
•Polaris North America ORV unit retail sales were up 14 percent. Estimated North America industry ORV unit retail sales were up high-single digits percent.

On Road segment results were primarily driven by these factors:

•Sales were driven by higher volume partially offset by higher finance interest.
•PG&A sales decreased 12 percent.
•Gross profit margin performance was driven by favorable product mix, lower logistics costs, and higher volumes.
•North America unit retail sales for Indian Motorcycle were up over 40 percent. North America unit retail sales for the comparable motorcycle industry were up low-single digits percent.

Marine segment results were primarily driven by these factors:

•Sales results were driven by softer demand and unfavorable product mix, partially offset by positive net pricing.
•Gross profit margin performance was largely driven by higher net pricing and prudent cost management partially offset by higher promotional costs.

2023 BUSINESS OUTLOOK
The Company updated its 2023 sales outlook to up three percent to six percent versus its previous outlook of flat to up five percent versus 2022. The Company now expects adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be down two percent to up three percent versus 2022 versus the prior outlook of down three percent to up three percent.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

Second Quarter 2023 Earnings Results
The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income from continuing operations attributed to Polaris Inc. common shareholders, EBITDA, net income per diluted share from continuing operations attributed to Polaris Inc. common shareholders and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2023 second quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 6854927. A replay of the conference call will be available by accessing the same link on our website.

POLARIS TO WEBCAST CAPITAL MARKETS DAY
Polaris Inc. also announced today that the executive management team of Polaris will host a Capital Markets Day in Nashville. The meeting will be held on Monday, July 31, 2023 from 8:00 AM to 11:30 AM central time. The Company will provide an update on its long-term strategy focused on being the global leaders in powersports. Presenters will include Chief Executive Officer Mike Speetzen and Chief Financial Officer Bob Mack, along with leaders of its Off Road, On Road, Marine and PG&A businesses. To access the live webcast and slide presentation, visit the Polaris Investor Relations website at the time and day of the meeting at ir.polaris.com. A replay of the webcast will also be available on our website following the event.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

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Second Quarter 2023 Earnings Results
FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending, including recessionary conditions; the severity and duration of the pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Second Quarter 2023 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Sales	$2,216.6	$2,062.8	$4,396.3	$3,844.3
Cost of sales	1,711.6	1,588.4	3,422.1	3,017.0
Gross profit	505.0	474.4	974.2	827.3
Operating expenses:
Selling and marketing	132.6	115.5	270.2	227.1
Research and development	93.2	86.8	189.7	167.6
General and administrative	103.8	89.2	194.6	160.9
Total operating expenses	329.6	291.5	654.5	555.6
Income from financial services	20.6	10.2	37.4	21.6
Operating income	196.0	193.1	357.1	293.3
Non-operating expense:
Interest expense	31.4	14.9	59.7	26.7
Other (income) expense, net	(8.1)	(3.2)	(20.5)	(6.5)
Income from continuing operations before income taxes	172.7	181.4	317.9	273.1
Provision for income taxes	38.4	39.4	70.0	57.0
Net income from continuing operations	134.3	142.0	247.9	216.1
Loss from discontinued operations, net of tax	—	(4.2)	—	(8.4)
Impairment of discontinued operations, net of tax	—	(142.2)	—	(142.2)
Net income (loss)	134.3	(4.4)	247.9	65.5
Net income attributable to noncontrolling interest	—	(0.2)	(0.2)	(0.2)
Net income (loss) attributable to Polaris Inc.	$134.3	$(4.6)	$247.7	$65.3

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$134.3	$142.0	$247.9	$216.1
Less net income attributable to noncontrolling interest	—	(0.2)	(0.2)	(0.2)
Net income from continuing operations attributable to Polaris Inc. common shareholders	134.3	141.8	247.7	215.9
Net loss from discontinued operations attributable to Polaris Inc. common shareholders	—	(146.4)	—	(150.6)
Net income (loss) attributable to Polaris Inc.	$134.3	$(4.6)	$247.7	$65.3

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$2.35	$2.37	$4.32	$3.59
Discontinued operations	$—	$(2.45)	$—	$(2.50)
Basic	$2.35	$(0.08)	$4.32	$1.09

Continuing operations	$2.32	$2.34	$4.28	$3.55
Discontinued operations	$—	$(2.42)	$—	$(2.48)
Diluted	$2.32	$(0.08)	$4.28	$1.07

Weighted average shares outstanding:
Basic	57.2	59.9	57.3	60.1
Diluted	57.8	60.5	57.9	60.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 5

Second Quarter 2023 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	June 30, 2023	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$340.4	$314.2
Trade receivables, net	293.1	297.2
Inventories, net	2,024.3	1,908.0
Prepaid expenses and other	210.6	174.4
Income taxes receivable	19.8	3.8
Current assets held for sale	—	168.2
Total current assets	2,888.2	2,865.8
Property and equipment, net	1,118.9	939.6
Investment in finance affiliate	98.7	37.1
Deferred tax assets	237.5	241.1
Goodwill and other intangible assets, net	903.2	918.7
Operating lease assets	120.1	113.1
Other long-term assets	103.0	86.2
Long-term assets held for sale	—	37.3
Total assets	$5,469.6	$5,238.9
Liabilities and Equity
Current liabilities:
Current financing obligations	$553.7	$553.3
Accounts payable	897.0	978.8
Accrued expenses	932.3	678.4
Other current liabilities	31.9	35.4
Current liabilities held for sale	—	94.3
Total current liabilities	2,414.9	2,340.2
Long-term financing obligations	1,507.6	1,463.5
Other long-term liabilities	282.3	282.0
Long-term liabilities held for sale	—	68.2
Total liabilities	$4,204.8	$4,153.9
Deferred compensation	15.6	11.4
Equity:
Total shareholders’ equity	1,246.5	1,071.4
Noncontrolling interest	2.7	2.2
Total equity	1,249.2	1,073.6
Total liabilities and equity	$5,469.6	$5,238.9

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Second Quarter 2023 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Six months ended June 30,
	2023	2022
Operating Activities:
Net income	$247.9	$65.5
Loss from discontinued operations, net of tax	—	8.4
Impairment of discontinued operations, net of tax	—	142.2
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	120.5	113.7
Noncash compensation	29.6	28.8
Noncash income from financial services	(18.3)	(4.5)
Deferred income taxes	(26.6)	(33.0)
Other, net	(0.4)	(0.4)
Changes in operating assets and liabilities:
Trade receivables	50.5	(79.0)
Inventories	(122.3)	(409.2)
Accounts payable	46.0	208.0
Accrued expenses	32.9	(77.8)
Income taxes payable/receivable	1.0	(1.5)
Prepaid expenses and other, net	(12.9)	(1.1)
Net cash provided by (used for) operating activities of continuing operations	347.9	(39.9)
Net cash used for operating activities of discontinued operations	—	(17.1)
Net cash provided by (used for) operating activities	347.9	(57.0)
Investing Activities:
Purchase of property and equipment	(206.2)	(119.4)
Investment in finance affiliate, net	12.7	16.7
Distributions from other affiliates	3.4	—
Net cash used for investing activities of continuing operations	(190.1)	(102.7)
Net cash used for investing activities of discontinued operations	—	(5.2)
Net cash used for investing activities	(190.1)	(107.9)
Financing Activities:
Borrowings under financing obligations	1,350.4	1,116.0
Repayments under financing obligations	(1,349.4)	(898.5)
Repurchase and retirement of common shares	(101.1)	(172.3)
Cash dividends to shareholders	(73.9)	(76.0)
Proceeds from stock issuances under employee plans	23.8	17.8
Net cash used for financing activities	(150.2)	(13.0)
Impact of currency exchange rates on cash balances	8.1	(11.6)

Net increase (decrease) in cash, cash equivalents and restricted cash	15.7	(189.5)
Cash, cash equivalents and restricted cash at beginning of period	339.7	529.1
Cash, cash equivalents and restricted cash at end of period	$355.4	$339.6

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$340.4	$314.2
Current assets held for sale	—	9.5
Other long-term assets	15.0	15.9
Total	$355.4	$339.6

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Second Quarter 2023 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross profit	505.0	474.4	974.2	827.3
Restructuring & realignment (1)	—	—	—	0.2
Adjusted gross profit	505.0	474.4	974.2	827.5

Income from continuing operations before income taxes	172.7	181.4	317.9	273.1
Restructuring & realignment (1)	(0.2)	0.5	0.5	4.3
Intangible amortization (2)	4.5	4.8	8.9	9.8
Class action litigation expenses (3)	2.9	1.0	5.0	1.1
Adjusted Income from continuing operations before income taxes	179.9	187.7	332.3	288.3

Net income from continuing operations attributable to Polaris Inc.	134.3	141.8	247.7	215.9
Restructuring & realignment (1)	(0.2)	0.4	0.4	3.3
Intangible amortization (2)	3.3	3.6	6.7	7.4
Class action litigation expenses (3)	2.2	0.8	3.8	0.9
Adjusted net income from continuing operations attributable to Polaris Inc.(4)	139.6	146.6	258.6	227.5

Diluted EPS from continuing operations attributable to Polaris Inc.	$2.32	$2.34	$4.28	$3.55
Restructuring & realignment (1)	—	0.01	—	0.06
Intangible amortization (2)	0.06	0.06	0.12	0.12
Class action litigation expenses (3)	0.04	0.01	0.07	0.01
Adjusted EPS from continuing operations attributable to Polaris Inc. (4)	$2.42	$2.42	$4.47	$3.74

Sales	$2,216.6	$2,062.8	$4,396.3	$3,844.3

Net income from continuing operations	$134.3	$142.0	$247.9	$216.1
Provision for income taxes	38.4	39.4	70.0	57.0
Interest expense	31.4	14.9	59.7	26.7
Depreciation	54.2	52.3	111.6	103.9
Intangible amortization (2)	4.5	4.8	8.9	9.8
Restructuring & realignment (1)	(0.2)	0.5	0.5	4.3
Class action litigation expenses (3)	2.9	1.0	5.0	1.1
Adjusted EBITDA	$265.5	$254.9	$503.6	$418.9
Adjusted EBITDA Margin	12.0%	12.4%	11.5%	10.9%

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation costs
(2) Represents amortization expense for acquisition-related intangible assets
(3) Represents adjustments for certain class action litigation-related expenses
(4) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2023 and 2022, except for non-deductible items

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Second Quarter 2023 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Six months ended June 30,
	2023	2022

Net cash provided by (used for) operating activities of continuing operations	$347.9	$(39.9)
Purchase of property and equipment	(206.2)	(119.4)
Investment in finance affiliate, net	12.7	16.7
Adjusted free cash flow	$154.4	$(142.6)

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
SEGMENT GROSS PROFIT	2023	2022	2023	2022
Off Road segment gross profit	$365.5	$354.2	$697.1	$612.9
No adjustment	—	—	—	—
Adjusted Off Road segment gross profit	365.5	354.2	697.1	612.9

On Road segment gross profit	81.8	53.4	151.0	94.6
No adjustment	—	—	—	—
Adjusted On Road segment gross profit	81.8	53.4	151.0	94.6

Marine segment gross profit	57.5	66.6	119.0	113.1
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	57.5	66.6	119.0	113.1

Corporate segment gross profit	0.2	0.2	7.1	6.7
Restructuring & realignment (1)	—	—	—	0.2
Adjusted Corporate segment gross profit	0.2	0.2	7.1	6.9

Total gross profit	505.0	474.4	974.2	827.3
Total adjustments	—	—	—	0.2
Adjusted total gross profit	$505.0	$474.4	$974.2	$827.5

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

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Second Quarter 2023 Earnings Results

NON-GAAP ADJUSTMENTS
Second Quarter 2023 Results & 2023 Full Year Guidance

Restructuring and Realignment Costs
Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring activities across the organization to increase efficiency and focus its business including divesting of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the second quarter of 2023, Polaris recorded $4.5 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2023 Adjusted Guidance
2023 adjusted guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $5 million, and approximately $10 million for class action litigation-related expenses. Intangible amortization of approximately $20 million related to all acquisitions has also been excluded.

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